Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$208,461,320
Unrealized Gain (Loss) on Market Value of Futures	(364,835,430)
Dividend Income	348,981
Interest Income	1,889,786
ETF Transaction Fees	34,000
Total Income (Loss)	$(154,101,343)

Expenses
General Partner Management Fees	$954,621
Professional Fees	23,513
Brokerage Commissions	380,261
Non-interested Directors' Fees and Expenses	18,131
Prepaid Insurance Expense	12,328
NYMEX License Fee	31,821
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,450,267
Net Income (Loss)	$(155,551,610)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$2,590,051,383
Additions (44,100,000 Shares)	431,437,655
Withdrawals (29,700,000 Shares)	(296,045,650)
Net Income (Loss)	(155,551,610)

Net Asset Value End of Month	$2,569,891,778
Net Asset Value Per Share (266,500,000 Shares)	$9.64

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612